UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2013

HOMETRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (828) 259-3939

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 25, 2013, pursuant to the CEO succession plan previously reported by HomeTrust Bancshares, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2013, Dana L. Stonestreet, age 60, became Chief Executive Officer of the Company and its wholly owned subsidiary, HomeTrust Bank (the “Bank”).  Since July 1, 2013, Mr. Stonestreet had been serving as a co-Chief Executive Officer of the Company and the Bank with F. Edward Broadwell, Jr., who retired from that position and as Chairman of the Board of Directors of the Company and the Bank on November 25, 2013.  As indicated under Item 8.01 of this report, Mr. Stonestreet succeeded Mr. Broadwell as Chairman of the Board.  Mr. Broadwell will remain a director of the Company and the Bank until the Company’s annual meeting of stockholders to be held in the fall of 2014.

Information regarding Mr. Stonestreet’s background and business experience is contained in the Company’s definitive proxy statement filed with the SEC on October 11, 2013 under the heading “Proposal I Election of Directors” and is incorporated herein by reference.  Effective November 25, 2013, Mr. Stonestreet’s employment agreement was amended and restated to reflect his promotion to the CEO position.  A copy of Mr. Stonestreet’s amended and restated employment agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

On November 25, 2013, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).  The voting results of the Annual Meeting are as follows:

Proposal 1:                      Election of four directors, each for a three-year term:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

H. Stanford Allen	10,179,535	1,916,822	5,445,926
J. Steven Goforth	11,691,540	404,817	5,445,926
Robert E. Shepherd, Sr.	10,752,519	1,343,838	5,445,926
Dana L. Stonestreet	11,119,231	977,126	5,445,926

The Company’s directors are elected by a plurality of the votes cast.  Accordingly, each of the nominees named above was elected.

Proposal 2:	Ratification of the Appointment of Dixon Hughes Goodman LLP as the Company’s Independent Auditors for the Fiscal Year Ending June 30, 2014

Votes For	Votes Against	Abstentions	Broker Non-Votes

16,957,960	183,058	401,265	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

Item 8.01  Other Events

On November 25, 2013, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the appointment of Mr. Stonestreet as Chairman of the Board of Directors of the Company and the Bank and the appointment of Larry S. McDevitt as Lead Director and Vice Chairman of the Board of Directors of the Company and Vice Chairman of the Board of Directors of the Bank.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1	Amended and Restated Employment Agreement, dated as of November 25, 2013, by and between HomeTrust Bancshares, Inc. and Dana L. Stonestreet

99.1	Press release dated November 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: November 27, 2013	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of November 25, 2013, by and between HomeTrust Bancshares, Inc. and Dana L. Stonestreet

99.1	Press release dated November 25, 2013